Exhibit 99.1

Company Contact:
Dick Anderson
Chief Financial Officer
661-775-5302
danderson@mannkindcorp.com

MANNKIND CORPORATION REPORTS FIRST QUARTER FINANCIAL RESULTS

Conference Call to Begin Today at 9:00 a.m. EDT

VALENCIA, Calif. (May 6, 2005) – MannKind Corporation (Nasdaq NM: MNKD) today reported financial results for the three months ended March 31, 2005.

For the first quarter of 2005, total operating expenses were $22.6 million, compared with $16.6 million for the first quarter of 2004. Research and development (R&D) expenses increased by $5.9 million to $18.7 million, primarily due to increased costs associated with the Company’s expanded clinical trials and related support for its Technosphere® Insulin program. General and administrative (G&A) expenses increased by $0.2 million to $4.0 million.

The net loss applicable to common stockholders for the first quarter of 2005 was $22.2 million, or $0.68 per share based on 32.8 million shares outstanding, compared with a net loss applicable to common stockholders of $17.1 million, or $0.86 per share based on 20.0 million shares outstanding, for the first quarter of 2004. The first quarter 2004 share count reflects the completion of an offering of Series C convertible preferred stock in that quarter and the first quarter of 2005 share count reflects the initial public offering of common stock during the third quarter of 2004.

Cash, cash equivalents and marketable securities were $67.0 million at March 31, 2005 and $90.5 million at December 31, 2004.

Hakan Edstrom, President and Chief Operating Officer of MannKind Corporation, stated, “The increased spending levels this past quarter reflect our significantly higher activity levels within the clinical and regulatory areas. In Europe, we expect to complete our final Phase 2b trial in the third quarter and are enrolling patients in our Phase 3 trial program. In the United States, the FDA conducted a Special Protocol Assessment of a proposed Phase 3 study to assess the long-term safety of the Technosphere® Insulin System in type 1 and type 2 diabetes. This review is now complete, clearing the way for us to initiate this pivotal trial by mid-year, as planned.”

MannKind Corporation also announced that Dr. Wendell Cheatham, a Corporate Vice President, is no longer employed by the Company. Mr. Edstrom has assumed Dr. Cheatham’s management responsibilities while the Company completes its search for a senior executive to lead its development operations.

Alfred Mann, Chairman and Chief Executive Officer of MannKind Corporation, added, “As we move forward, we need exceptional discipline and focus on our Phase 3 clinical program. We recently performed an in-depth organizational review of our clinical and regulatory functions, and have reorganized and structured these groups to better ensure the successful and timely completion of our pivotal trials, both in the United States and in Europe. We have assembled an experienced clinical and regulatory team, led by vice presidents of medical affairs, clinical operations and worldwide regulatory affairs. We are continuing to expand our clinical staff through the recruitment of experienced personnel to manage our contract research organizations, data management and clinical operations. We continue to strengthen our organization and are seeking several additional key executives to enable us to realize the potential of our Technosphere® Insulin System.”

Conference Call
MannKind management will host a conference call to discuss these results today at 9:00 a.m. Eastern Daylight Time. To participate in the call please dial (888) 463-4383 from the U.S. or Canada, or (706) 679-5355 from outside the U.S. or Canada, or listen to the call on the Internet at www.mannkindcorp.com. A telephone replay will be available for 48 hours following completion of the call by dialing (800) 642-1687 (toll-free) or (706) 645-9291, and entering reservation number 5915237. The web site replay will be available for 14 days.

About MannKind Corporation
MannKind focuses on the discovery, development and commercialization of therapeutic products for diseases such as diabetes and cancer. The Company is currently in Phase 3 clinical trials of its lead product, the Technosphere® Insulin System, in Europe to study its potential for the treatment of diabetes. This System consists of a proprietary dry powder Technosphere® formulation of insulin that is inhaled into the deep lung using the Company’s MedTone™ inhaler. MannKind believes that the performance characteristics, unique kinetics, convenience and ease of use of the Technosphere® Insulin System may have the potential to change the way diabetes is treated. For more information on MannKind Corporation and its technology, visit www.mannkindcorp.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to MannKind’s clinical trials and product candidates, that involve risks and uncertainties. Words such as “believes”, “anticipates”, “plans”, “expects”, “intend”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the progress, timing and results of clinical trials, intellectual property matters, difficulties or delays in seeking or obtaining regulatory approval, manufacturing the Company’s lead product candidate, competition from other pharmaceutical or biotechnology companies, the Company’s ability to enter into any collaborations or strategic partnerships or obtain additional financing to support the Company’s operations, the Company’s ability to meet milestones and other risks detailed in MannKind’s filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this news release.

(Tables to follow)

MannKind Corporation
Consolidated Statements of Operations
(Unaudited)

(In thousands, except per
share data)	Three Months Ended
	March 31,	March 31,
	2005	2004

Revenue	$—	$—

OPERATING EXPENSES:
Research and development	18,696	12,799
General and administrative	3,951	3,769

Total operating expenses	22,647	16,568

Loss from operations	(22,647)	(16,568)

Other income	14	54
Interest income	472	105

Loss before provision for income taxes	(22,161)	(16,409)
Income taxes	(1)	—

Net loss	(22,162)	(16,409)
Deemed dividend related to beneficial conversion feature of convertible preferred stock	—	(612)
Accretion on redeemable preferred stock	—	(64)

Net loss applicable to common stockholders	$(22,162)	$(17,085)

Net loss per share:
Basic and diluted	$(0.68)	$(0.86)

Shares used to compute basic and diluted net loss per share:
Basic and diluted	32,764	19,975

MannKind Corporation
Consolidated Balance Sheet Highlights
(in thousands)

	March 31,	December 31,
Assets	2005	2004
	(unaudited)
Current Assets
Cash and Cash Equivalents	$22,089	$78,987
Marketable Securities	44,958	11,546
Restricted Cash	585	583
State Research and Development Tax Credit Exchange Receivable – Current	1,500	1,500
Prepaid Expenses and Other Current Assets	3,027	3,265

Total Current Assets	72,159	95,881

Property and Equipment — at cost, net	67,999	66,511

State Research and Development Tax Credit Exchange Receivable - Net of Current Portion	1,396	1,030
Other Assets	203	61

Total Assets	$141,757	$163,483

Liabilities and Stockholders’ Equity

Current Liabilities	$14,086	$13,044

Other Liabilities	48	76

Stockholders’ Equity	127,623	150,363

Total Liabilities and Stockholders’ Equity	$141,757	$163,483

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